              As filed with the Securities and Exchange Commission
                              on September 27, 1996

                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Staples, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                         04-2896127
          -----------------------------         -------------------
               (State or other                     (I.R.S. Employer
         jurisdiction of incorporation)         Identification No.)

                      One Research Drive
                 Westboro, Massachusetts                           01581
         ------------------------------------------------------------------
         (Address of Principal Executive Offices)                (Zip Code)


                        1994 EMPLOYEE STOCK PURCHASE PLAN
         ------------------------------------------------------------------
                            (Full title of the plan)


                             Peter M. Schwarzenbach
                       Vice President and General Counsel
                                  Staples, Inc.
                             100 Pennsylvania Avenue
                         Framingham, Massachusetts 01701
          -----------------------------------------------------------------
                     (Name and address of agent for service)

                                  (508) 370-8500
          -----------------------------------------------------------------
             (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

       ---------------------------------------------------------------------
                                          Proposed     Proposed
                                           Maximum      Maximum     Amount
             Title                        Offering     Aggregate   of Regi-
         of Securities     Amount to be   Price Per    Offering    stration
       to be Registered     Registered     Share(1)     Price(1)    Fee(1)
       ---------------------------------------------------------------------

        Common Stock,       2,250,000     $21.375    $48,093,750    $16,585
       $.0006 par value       shares
       ---------------------------------------------------------------------

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the reported high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market System on September 23, 1996.




                               Page 1 of 10 Pages
                         Exhibit Index Appears on Page 6

                        Statement of Incorporation by Reference
                        ---------------------------------------

              This Registration Statement on Form S-8 (the "Registration Statement") incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-81282, filed by Staples, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 7, 1994, relating to the Company's 1994 Employee Stock Purchase Plan.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, Commonwealth of Massachusetts on the 27th day of September, 1996


                                            STAPLES, INC.



                                            By: /s/ Thomas G. Stemberg
                                               ----------------------------
                                               THOMAS G. STEMBERG
                                               Chairman of the Board of
                                               Directors and Chief
                                               Executive Officer



                        SIGNATURES AND POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints Thomas G. Stemberg, Peter M. Schwarzenbach, Mark G. Borden and Patrick
         J. Rondeau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Staples, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of September, 1996.

                   SIGNATURE                          TITLE
                   ---------                          -----

          /s/ Thomas G. Stemberg            Chairman of the Board of
          ------------------------------    Directors and Chief Executive
              THOMAS G. STEMBERG            Officer (Principal Executive
                                            Officer


          /s/ John J. Mahoney               Executive Vice President and
          ------------------------------    Chief Financial Officer
              JOHN J. MAHONEY               (Principal Financial Officer)



          /s/ James Flavin                  Senior Vice President --
          ------------------------------    Finance (Principal
              JAMES FLAVIN                  Accounting Officer)



          /s/ Mary Elizabeth Burton         Director
          ------------------------------
              MARY ELIZABETH BURTON


          /s/ Martin E. Hanaka              Director
          ------------------------------
              MARTIN E. HANAKA


          /s/ W. Lawrence Heisey            Director
          ------------------------------
              W. LAWRENCE HEISEY


          /s/ Leo Kahn                      Director
          ------------------------------
              LEO KAHN


          /s/ James J. Moody                Director
          ------------------------------
              JAMES L. MOODY


          /s/ Rowland T. Moriarty           Director
          ------------------------------
              ROWLAND T. MORIARTY


          /s/ Robert C. Nakasone            Director
          ------------------------------
              ROBERT C. NAKASONE

          /s/ W/ Mitt Romney                Director
          ------------------------------
              W. MITT ROMNEY


          /s/ Martin Trust                  Director
          ------------------------------
              MARTIN TRUST


          /s/ Paul F. Walsh                 Director
          ------------------------------
              PAUL F. WALSH

                                  Exhibit Index
                                  -------------


         EXHIBIT             DESCRIPTION OF EXHIBIT
         -------             ----------------------
         PAGE
         ----

         4.1       --   Restated Certificate of Incorporation of the
                        Company.........................................   *

         4.2       --   Amended and Restated By-laws of the Company.....  **

         5.1       --   Opinion of Hale and Dorr........................

         23.1      --   Consent of Ernst & Young LLP....................

         23.2      --   Consent of Hale and Dorr (included in
                        Exhibit 5.1)....................................

         24.1      --   Power of Attorney (appears on Page 3)...........

         99.1      --   Amended and Restated 1994 Employee
                        Stock Purchase Plan.............................

         ---------------

         * Incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarterly period ended August 3, 1996, as amended on Form 10-Q/A.

         ** Incorporated by reference from Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended February 3, 1996.